Exhibit 99.1

FIRST HAWAIIAN, INC.

Unaudited Consolidated and Combined Financial Data

Financial Highlights

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands except per share data)	2016	2016	2015	2016	2015
Operating Results:
Net interest income	$131,250	$122,683	$116,222	$491,672	$461,325
Provision for loan and lease losses	3,900	2,100	2,500	8,600	9,900
Noninterest income	49,021	48,690	47,188	217,601	211,403
Noninterest expense	82,503	82,804	80,294	328,844	319,601
Net income	56,552	53,235	50,211	230,178	213,780
Basic earnings per share	0.41	0.38	0.36	1.65	1.53
Diluted earnings per share	0.41	0.38	0.36	1.65	1.53
Dividends declared per share	0.20	0.20	N/A	0.62	N/A
Dividend payout ratio	49.35%	52.39%	N/A	37.27%	N/A
Supplemental Income Statement Data (non-GAAP):
Core net interest income	$131,250	$122,683	$116,222	$491,672	$456,489
Core noninterest income	47,505	48,690	46,582	190,357	188,197
Core noninterest expense	81,920	79,714	80,294	322,624	319,601
Core net income	56,001	55,177	49,834	217,111	196,315
Core basic earnings per share	$0.40	$0.40	$0.36	$1.56	$1.41
Core diluted earnings per share	$0.40	$0.40	$0.36	$1.56	$1.41
Performance Ratio:
Net interest margin	2.99%	2.87%	2.71%	2.88%	2.78%
Core net interest margin (non-GAAP)	2.99%	2.87%	2.71%	2.88%	2.75%
Efficiency ratio	45.76%	48.31%	49.13%	46.36%	47.50%
Core efficiency ratio (non-GAAP)	45.82%	46.51%	49.32%	47.30%	49.57%
Return on average total assets	1.14%	1.10%	1.04%	1.19%	1.14%
Core return on average total assets (non-GAAP)	1.13%	1.14%	1.03%	1.12%	1.05%
Return on average tangible assets	1.20%	1.16%	1.09%	1.26%	1.20%
Core return on average tangible assets (non-GAAP)	1.19%	1.20%	1.09%	1.18%	1.10%
Return on average total stockholders’ equity	8.97%	8.45%	7.23%	8.96%	7.81%
Core return on average total stockholders’ equity (non-GAAP)	8.88%	8.76%	7.17%	8.45%	7.18%
Return on average tangible stockholders’ equity	14.88%	14.02%	11.31%	14.64%	12.28%
Core return on average tangible stockholders’ equity (non-GAAP)	14.73%	14.53%	11.22%	13.80%	11.28%
Average Balances:
Average loans and leases	$11,531,684	$11,261,710	$10,613,863	$11,175,213	$10,297,834
Average earning assets	17,482,648	17,028,930	17,047,767	17,093,114	16,619,854
Average assets	19,778,918	19,314,668	19,208,603	19,334,653	18,785,701
Average deposits	16,861,525	16,392,125	15,795,021	16,275,811	15,319,238
Average shareholders’ equity	2,507,514	2,506,099	2,756,977	2,568,219	2,735,786
Per Share of Common Stock:
Book value	$17.75	$18.09	$19.63	$17.75	$19.63
Tangible book value	10.61	10.96	12.49	10.62	12.49
Market Value
Closing	34.82	26.86	N/A	34.82	N/A
High	35.47	27.97	N/A	35.47	N/A
Low	25.80	24.25	N/A	24.25	N/A

	As of	As of	As of
	December 31,	September 30,	December 31,
	2016	2016	2015
Balance Sheet Data:
Loans and leases	$11,520,378	$11,396,555	$10,722,030
Total assets	19,661,829	19,892,693	19,352,681
Total deposits	16,794,532	16,965,527	16,061,924
Total stockholders’ equity	2,476,485	2,523,963	2,736,941

Asset Quality Ratios:
Non-accrual loans and leases / total loans and leases	0.08%	0.08%	0.16%
Allowance for loan and lease losses / total loans and leases	1.18%	1.18%	1.26%

Capital Ratios:
Common Equity Tier 1 Capital Ratio	12.75%	12.48%	15.31%
Tier 1 Capital Ratio	12.75%	12.48%	15.31%
Total Capital Ratio	13.85%	13.59%	16.48%
Tier 1 Leverage Ratio	8.36%	8.41%	9.84%
Total stockholders’ equity to total assets	12.60%	12.69%	14.14%
Tangible stockholders’ equity to tangible assets (non-GAAP)	7.93%	8.09%	9.49%

Non-Financial Data:
Number of branches	62	62	62
Number of ATMs	311	312	311
Number of Full-Time Equivalent Employees	2,179	2,197	2,157

Consolidated Statements of Income

	Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands except per share amounts)	2016	2016	2015	2016	2015
Interest income
Loans and lease financing	$111,461	$106,900	$102,108	$428,419	$405,702
Available-for-sale securities	25,884	21,123	18,549	83,019	73,615
Other	968	1,311	1,450	7,082	4,529
Total interest income	138,313	129,334	122,107	518,520	483,846
Interest expense
Deposits	7,048	6,632	5,844	26,650	22,314
Short-term borrowings and long-term debt	15	19	41	198	207
Total interest expense	7,063	6,651	5,885	26,848	22,521
Net interest income	131,250	122,683	116,222	491,672	461,325
Provision for loan and lease losses	3,900	2,100	2,500	8,600	9,900
Net interest income after provision for loan and lease losses	127,350	120,583	113,722	483,072	451,425
Noninterest income
Service charges on deposit accounts	9,388	9,575	10,194	38,147	40,850
Credit and debit card fees	14,339	14,103	14,783	56,071	56,416
Other service charges and fees	8,446	8,768	8,990	35,355	38,641
Trust and investment services income	7,204	7,508	7,061	29,440	29,671
Bank-owned life insurance	1,758	7,115	2,679	15,021	9,976
Investment securities gains (losses) net	1,516	30	(2,672)	27,277	12,321
Other	6,370	1,591	6,153	16,290	23,528
Total noninterest income	49,021	48,690	47,188	217,601	211,403
Noninterest expense
Salaries and employee benefits	40,471	42,106	43,243	169,233	170,233
Contracted services and professional fees	12,221	10,430	10,467	45,345	42,663
Occupancy	5,125	4,870	2,649	20,116	16,975
Equipment	4,777	4,192	4,850	16,912	15,836
Regulatory assessment and fees	4,103	3,546	2,366	12,972	9,490
Advertising and marketing	1,309	1,769	1,444	6,127	5,472
Card rewards program	4,770	4,512	5,773	15,513	17,687
Other	9,727	11,379	9,502	42,626	41,245
Total noninterest expense	82,503	82,804	80,294	328,844	319,601
Income before provision for income taxes	93,868	86,469	80,616	371,829	343,227
Provision for income taxes	37,316	33,234	30,405	141,651	129,447
Net income	$56,552	$53,235	$50,211	$230,178	$213,780
Basic earnings per share	$0.41	$0.38	$0.36	$1.65	$1.53
Diluted earnings per share	$0.41	$0.38	$0.36	$1.65	$1.53
Dividends declared per share	$0.20	$0.20	$—	$0.62	$—
Basic weighted-average outstanding shares	139,530,654	139,500,542	139,459,620	139,487,762	139,459,620
Diluted weighted-average outstanding shares	139,546,875	139,503,558	139,459,620	139,492,608	139,459,620

Consolidated Balance Sheets

	December 31,	September 30,	December 31,
(dollars in thousands)	2016	2016	2015
Assets
Cash and due from banks	$253,827	$371,622	$300,096
Interest-bearing deposits in other banks	798,231	804,198	2,350,099
Investment securities	5,077,514	5,363,696	4,027,265
Loans and leases	11,520,378	11,396,555	10,722,030
Less: allowance for loan and lease losses	135,494	135,025	135,484
Net loans and leases	11,384,884	11,261,530	10,586,546

Premises and equipment, net	300,788	302,059	305,104
Other real estate owned and repossessed personal property	329	854	154
Accrued interest receivable	41,971	37,107	34,215
Bank-owned life insurance	429,209	432,031	424,545
Goodwill	995,492	995,492	995,492
Other intangible assets	16,809	17,554	21,435
Other assets	362,775	306,550	307,730
Total assets	$19,661,829	$19,892,693	$19,352,681
Liabilities and Stockholders’ Equity
Deposits:
Interest-bearing	$10,801,915	$11,164,989	$10,730,095
Noninterest-bearing	5,992,617	5,800,538	5,331,829
Total deposits	16,794,532	16,965,527	16,061,924
Short-term borrowings	9,151	9,151	216,151
Long-term debt	41	41	48
Retirement benefits payable	132,904	139,567	133,910
Other liabilities	248,716	254,444	203,707
Total liabilities	17,185,344	17,368,730	16,615,740

Stockholders’ equity
Net investment	—	—	2,788,200
Common stock ($0.01 par value; authorized 300,000,000 shares; issued and outstanding 139,530,654 shares as of both December 31, 2016 and September 30, 2016 and 139,459,620 shares as of December 31, 2015)	1,395	1,395	—
Additional paid-in capital	2,484,251	2,482,679	—
Retained earnings	78,850	50,204	—
Accumulated other comprehensive loss, net	(88,011)	(10,315)	(51,259)
Total stockholders’ equity	2,476,485	2,523,963	2,736,941
Total liabilities and stockholders’ equity	$19,661,829	$19,892,693	$19,352,681

Use of Non-GAAP Financial Measures

We present net interest income, noninterest income, noninterest expense, net income, earnings per share and the related ratios described below, on an adjusted, or ‘‘core,’’ basis, each a non-GAAP financial measure. These core measures exclude from the corresponding GAAP measure the impact of certain items that we do not believe are representative of our financial results. We believe that the presentation of these non-GAAP financial measures helps identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains and other items included in our operating results. We believe that these core measures provide useful information about our operating results and enhance the overall understanding of our past performance and future performance.  Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.

Core net interest margin, core return on average total assets and core return on average total stockholders’ equity are non-GAAP financial measures. We compute our core net interest margin as the ratio of core net interest income to average earning assets.  We compute our core return on average total assets as the ratio of core net income to average total assets.  We compute our core return on average total stockholders’ equity as the ratio of core net income to average stockholders’ equity.

Return on average tangible stockholders’ equity, core return on average tangible stockholders’ equity, return on average tangible assets, core return on average tangible assets and tangible stockholders’ equity to tangible assets are non-GAAP financial measures. We compute our return on average tangible stockholders’ equity as the ratio of net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our return on average tangible assets as the ratio of net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets. We compute our tangible stockholders’ equity to tangible assets as the ratio of tangible stockholders’ equity to tangible assets, each of which we calculate by subtracting (and thereby effectively excluding) the value of our goodwill. We believe that these measurements are useful for investors, regulators, management and others to evaluate financial performance and capital adequacy relative to other financial institutions. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial condition as reported under GAAP.

The following tables provide a reconciliation of these non-GAAP financial measures with their most closely related GAAP measures.

GAAP to Non-GAAP Reconciliation

	As of and for the Three Months Ended			As of and for the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share data)	2016	2016	2015	2016	2015
Net income	$56,552	$53,235	$50,211	$230,178	$213,780

Average total stockholders’ equity	$2,507,514	$2,506,099	$2,756,977	$2,568,219	$2,735,786
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible stockholders’ equity	$1,512,022	$1,510,607	$1,761,485	$1,572,727	$1,740,294

Total stockholders’ equity	$2,476,485	$2,523,963	$2,736,941	$2,476,485	$2,736,941
Less: goodwill	995,492	995,492	995,492	995,492	995,492
Tangible stockholders’ equity	$1,480,993	$1,528,471	$1,741,449	$1,480,993	$1,741,449

Average total assets	$19,778,918	$19,314,668	$19,208,603	$19,334,653	$18,785,701
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible assets	$18,783,426	$18,319,176	$18,213,111	$18,339,161	$17,790,209

Total assets	$19,661,829	$19,892,693	$19,352,681	$19,661,829	$19,352,681
Less: goodwill	995,492	995,492	995,492	995,492	995,492
Tangible assets	$18,666,337	$18,897,201	$18,357,189	$18,666,337	$18,357,189

Basic weighted-average shares outstanding	139,530,654	139,500,542	139,459,620	139,487,762	139,459,620
Diluted weighted-average shares outstanding	139,546,875	139,503,558	139,459,620	139,492,608	139,459,620

Return on average total stockholders’ equity(a)	8.97%	8.45%	7.23%	8.96%	7.81%
Return on average tangible stockholders’ equity (non-GAAP)(a)	14.88%	14.02%	11.31%	14.64%	12.28%

Return on average total assets(a)	1.14%	1.10%	1.04%	1.19%	1.14%
Return on average tangible assets (non-GAAP)(a)	1.20%	1.16%	1.09%	1.26%	1.20%

Total stockholders’ equity to total assets	12.60%	12.69%	14.14%	12.60%	14.14%
Tangible stockholders’ equity to tangible assets (non-GAAP)	7.93%	8.09%	9.49%	7.93%	9.49%

Average stockholders’ equity to average assets	12.68%	12.98%	14.35%	13.28%	14.56%
Tangible average stockholders’ equity to tangible average assets (non-GAAP)	8.05%	8.25%	9.67%	8.58%	9.78%

Book value per share	$17.75	$18.09	$19.63	$17.75	$19.63
Tangible book value per share (non-GAAP)	$10.61	$10.96	$12.49	$10.62	$12.49

(a)  Annualized for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015.

GAAP to Non-GAAP Reconciliation

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share data)	2016	2016	2015	2016	2015
Net interest income	$131,250	$122,683	$116,222	$491,672	$461,325
Early loan termination(a)	—	—	—	—	(4,836)
Core net interest income (non-GAAP)	$131,250	$122,683	$116,222	$491,672	$456,489

Noninterest income	$49,021	$48,690	$47,188	$217,601	$211,403
Gain on sale of securities	(1,516)	—	4,737	(4,566)	(7,737)
Gain on sale of stock (Visa/MasterCard)	—	—	(2,065)	(22,678)	(4,584)
Gain on sale of other assets	—	—	(1,287)	—	(3,414)
Other adjustments(a),(b)	—	—	(1,991)	—	(7,471)
Core noninterest income (non-GAAP)	$47,505	$48,690	$46,582	$190,357	$188,197

Noninterest expense	$82,503	$82,804	$80,294	$328,844	$319,601
One-time items(c)	(583)	(3,090)	—	(6,220)	—
Core noninterest expense (non-GAAP)	$81,920	$79,714	$80,294	322,624	$319,601

Net income	$56,552	$53,235	$50,211	$230,178	$213,780
Early loan termination	—	—	—	—	(4,836)
Gain on sale of securities	(1,516)	—	4,737	(4,566)	(7,737)
Gain on sale of stock (Visa/MasterCard)	—	—	(2,065)	(22,678)	(4,584)
Gain on sale of other assets	—	—	(1,287)	—	(3,414)
Other adjustments(b)	—	—	(1,991)	—	(7,471)
One-time items(c)	583	3,090	—	6,220	—
Tax adjustments (d)	382	(1,148)	229	7,957	10,577
Total core adjustments	(551)	1,942	(377)	(13,067)	(17,465)
Core net income (non-GAAP)	$56,001	$55,177	$49,834	$217,111	$196,315
Core basic earnings per share (non-GAAP)	$0.40	$0.40	$0.36	$1.56	$1.41
Core diluted earnings per share (non-GAAP)	$0.40	$0.40	$0.36	$1.56	$1.41

(a)    Adjustments that are not material to our financial results have not been presented for certain periods.

(b)    Other adjustments include a one-time MasterCard signing bonus and a recovery of an investment that was previously written down.

(c)    One-time items include initial public offering related costs.

(d)    Represents the adjustments to net income, tax effected at the Company’s effective tax rate for the respective period.